Exhibit 4.16

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(c) OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED.

Void after 5:00 p.m., Mountain time on March __, 2012

COMMON STOCK PURCHASE WARRANT

OF

AEROGROW INTERNATIONAL, INC.

AEROGROW INTERNATIONAL, INC., a Nevada corporation (the “Company”), hereby certifies that, for value received, _________ (the “Warrant Holder” and collectively with all other holders of Warrants issued pursuant to the Securities Purchase Agreement defined below, the “Warrant Holders”) is the owner of this Warrant to purchase, at any time during the period commencing on the Commencement Date (as defined in Section 2.1) and ending on the Expiration Date (as defined Section 2.5), up to ________ fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a per share purchase price equal to the Exercise Price (as defined in Section 1.2) in lawful money of the United States of America.  This Warrant is part of the duly authorized issuance of up to 833,400 Units, each Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock, issued or to be issued by the Company as part of a certain private offering (“Offering”) pursuant a Securities Purchase Agreement dated March 12, 2007 between the Buyers (as defined therein) and the Company (the “Securities Purchase Agreement”).  The warrants issued pursuant to the Securities Purchase Agreement are referred to herein as the “Warrants”.

1.  WARRANT; EXERCISE PRICE.

1.1  Each share of Common Stock to which the Warrant Holder is entitled to purchase pursuant to this Warrant is referred to herein individually as a “Warrant Share” and severally, the “Warrant Shares.”

1.2  The purchase price payable upon exercise (“Exercise Price”) shall be $8.25 per share, subject to adjustment as provided in Section 8.

2.  EXERCISE OF WARRANT; EXPIRATION DATE.

2.1  Exercise of Warrant.

(a) Exercise for Cash.  This Warrant is exercisable during the period commencing on March 27, 2007 (“Commencement Date”) and ending on the Expiration Date, in whole, or from time to time, in part, at the option of the Warrant Holder, upon surrender of this Warrant to the Company, or such other person as the Company may designate, together with a duly completed and executed form of exercise attached hereto (indicating exercise by payment of the Exercise Price) and payment of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.  The payment of the Exercise Price shall be in cash or by certified check or official bank check, payable to the order of the Company.

(b) Cashless Exercise.  In lieu of exercising the Warrant pursuant to Section 2.1(a), this Warrant may be exercised during any period commencing on the first anniversary of the closing of the Offering and ending on the Expiration Date during which a valid Company prospectus covering the public re-sale of the Warrant Shares is not available to the Warrant Holder, in whole, or from time to time, in part, at the option of the Warrant Holder, upon surrender of the Warrant to the Company, or such other person as the Company may designate, together with a duly completed and executed form of exercise attached hereto (indicating exercise by cashless exercise), specifying the number of shares to be purchased upon exercise.  The number of Warrant Shares to be issued to the Warrant Holder upon such cashless exercise shall be computed using the following formula:

X = (P)(Y)(A-B)/A
Where	X =	the number of shares of Warrant Shares to be issued to the Warrant Holder for the Warrant being converted.
		P =	the number of shares of Common Stock being purchased on exercise expressed as a decimal fraction.
		Y =	the total number of Warrant Shares issuable upon exercise of the Warrant in full.
		A =	the fair market value of one Warrant Share which shall mean the "last sale price" as determined in accordance with Section 2.4.
		B =	the Exercise Price on the date of conversion.

2.2  Effectiveness.  Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which such Warrant shall have been surrendered to the Company as provided in Section 2.1.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

2.3  Issuance.  As soon as practicable after the exercise of this Warrant, in full or in part, the Company, at its expense, will use its best efforts to cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder may direct:

(a) a certificate or certificates for the number of full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Warrant Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2.4 hereof,

(b) in case such exercise is in part only, a new Warrant (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Warrant Holder upon such exercise as provided in Section 2.1 (prior to any adjustments made thereto pursuant to the provisions of this Warrant), and

The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall round down to the next whole share.

2.4  Price.  “Last sale price” means (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq Capital Markets or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the closing bid price of the Common Stock in the principal trading market for the Common Stock as reported by the exchange, Nasdaq or the NASD, as the case may be, (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations, and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

2.5  Expiration Date.  The term “Expiration Date” shall mean 5:00 p.m., Mountain time on March ___, 2012, or if such date shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Mountain time the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

3.  REGISTRATION AND TRANSFER ON COMPANY BOOKS.

3.1  The Company (or an agent of the Company) will maintain a register containing the names and addresses of the Warrant Holders.  Any Warrant Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

3.2  The Company shall register upon its books any transfer of a Warrant upon surrender of same as provided in Section 5.

4.  RESERVATION OF SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.  The Company covenants that all shares of Warrant Shares so issuable when issued will be duly and validly issued and fully paid and non-assessable.

5.  EXCHANGE, LOSS OR MUTILATION OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder on the same terms and conditions as provided herein.  Subject to the provisions of Section 6, if applicable, this Warrant may be divided or combined with other warrants which carry the same rights upon presentation of such warrants at the Company’s office together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Warrant Holder hereof.  The term “Warrant” as used herein includes any warrants into which this Warrant may be divided or exchanged.  Upon receipt by the Company of reasonable evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor and date representing an equal number of shares of Common Stock.

6.  LIMITATION ON EXERCISE AND SALES.

6.1  Each Warrant Holder acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (“the Securities Act”) and the rules and regulations thereunder, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any Warrant, or any Warrant Shares issued upon its exercise, in except in compliance with the requirements of Section 6.2.

6.2  This Warrant and the rights granted to the Warrant Holder are transferable only to Accredited Investors (as defined in Section 502 of the Securities Act) in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or to the agent of the Company; provided, however, that if at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered for resale under the Securities Act or under applicable state securities or blue sky laws, then the Company may require, as a condition of allowing such exercise, transfer or exchange, (i) a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act or under applicable state securities or blue sky laws, (ii) that any transferee of the Warrant execute and deliver to the Company a document containing investment representations and warranties substantially similar to those set forth in the Securities Purchase Agreement pursuant to which the initial Warrant Holder acquired this Warrant, and (iii) prior to exercise of the Warrant, the Warrant Holder shall have executed the form of exercise annexed hereto.

6.3  Certificates delivered to the Warrant Holder upon exercise hereof shall be imprinted with a legend in substantially the following form if such Warrant Shares are not registered at the time of exercise:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(c) OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.  REGISTRATION RIGHTS OF WARRANT HOLDER. The initial Warrant Holder (and certain permitted assignees thereof) is entitled to the benefit of registration rights in respect of Warrant Shares in accordance with and subject to the terms and conditions of the Registration Rights Agreement executed and delivered by the initial Warrant Holder and the Company.

8.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES DELIVERABLE. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 8:

(a)  If the Company shall (i) issue any shares of its Common Stock as a stock dividend or (ii) subdivide the number of outstanding shares of its Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased.  If the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, the Exercise Price per Warrant Share shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased.  If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, for purposes of this Warrant, all Common Stock so issued shall be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

(b)  If the Company shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value or a subdivision or combination as provided in Section 8(a)), or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation’s property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term “successor corporation” hereinbefore used), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Warrant Holder shall thereafter have the right to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Warrant Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Warrant Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant.  In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder such that the provisions set forth in this Section 8 (including provisions with respect to adjustment of the Exercise Price and number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(c)  If the Company shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company, provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., Mountain time, on the 45th day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the registered holder of this Warrant at its address as it appears on the books of the Company.

(d)  No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price by at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Warrant Holder to adjustments in the Exercise Price.

(f) Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall give written notice thereof to the Warrant Holder stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

9.  VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of this Warrant.

10.  RIGHTS OF THE HOLDER.  The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

11.  NOTICES OF RECORD DATE.  In case: (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 20 days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

12.  SUCCESSORS.  The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, successors, assigns, pledgees, transferees and purchasers.

13.  CHANGE OR WAIVER.  Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

14.  HEADINGS.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

15.  GOVERNING LAW.  This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

16.  JURISDICTION AND VENUE.  The Company and the Warrant Holder (i) agree that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in the federal courts located in Denver, Colorado, U.S.A., (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the federal courts located in Denver, Colorado, U.S.A. in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in the federal courts located in Denver, Colorado, U.S.A. in person or by certified mail addressed as provided in Section 18.

17.  AMENDMENT AND WAIVER.  Any amendment or waiver of any of the terms or conditions of the Warrants by the Company must be in writing and must be duly executed by the Company or on its behalf.  Any of the terms or conditions of the Warrants may be amended or waived by the Warrant Holders only upon the written consent of Warrant Holders representing 51% of the Warrants then outstanding.  Any such amendment or waiver shall be binding on all Warrant Holders whether they consented or not or whether their consent was solicited or not.  The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Warrant at a later date.  Further, no waiver of any of the terms and conditions of this Warrant shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

18.  MAILING OF NOTICES, ETC. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight courier service, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder	:	To his or her last known address as indicated on the Company’s books and records.

The Company	:	To the Company’s Chief Executive Officer at the address of the Company’s principal office as set forth in the last filing by the Company with the Securities and Exchange Commission or to such other address as any of them, by notice to the others, may designate from time to time.  Notice shall be deemed given (a) when personally delivered, (b) on the scheduled delivery date if sent by Federal Express or other overnight courier service or (c) the fifth day after sent by certified mail.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ___ day of March, 2007.

AEROGROW INTERNATIONAL, INC.

By:           _____________________________
        Michael Bissonnette, CEO

Notice of Exercise
To be Executed by the Warrant Holder
in Order to Exercise Warrant

The undersigned Warrant Holder hereby irrevocably elects to exercise the attached Warrant for ______ shares of Common Stock represented by this Warrant by:

(check one)
☐ payment of the Exercise Price in cash pursuant to Section 2.1(a) of the Warrant
☐ the cashless exercise option pursuant to Section 2.1(b) of the Warrant for the shares of Common Stock issuable upon the exercise of such Warrant, and requests that certificates for such shares of Common Stock shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Please print or type name and address)
and be delivered to

(Please print or type name and address)

and if such number of shares of Common stock shall not be all the shares of Common Stock into which this Warrant may be exercised, that a new Warrant for the balance of such shares of Common Stock be registered in the name of, and delivered to, the registered Warrant Holder at the address stated above.

The undersigned hereby represents and warrants to the Company that it is an “Accredited Investor” within the meaning of Rule 501(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same provided, however, the undersigned may sell such securities in accordance with federal and state securities laws.  The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under this Warrant. The undersigned understands that the shares it will be receiving are “restricted securities” under federal securities laws inasmuch as they are being acquired from AEROGROW INTERNATIONAL, INC., in transactions not including any public offering and that under such laws, such shares may only be sold pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions including the requirements of state securities and “blue sky” laws, in which event a legend or legends will be placed upon the certificate(s) representing the Common Stock issuable under this Warrant denoting such restrictions. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant.

Dated: _______________	__________________________________________ (Signature of Registered Holder)

ASSIGNMENT FORM
To be executed by the Warrant Holder
in order to Assign Warrants

FOR VALUE RECEIVED,____________________________________ hereby sell, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(Please print or type name and address)

______________________ of the shares of Common Stock into which this Warrant is exercisable, and hereby irrevocably constitutes and appoints ________________________ Attorney to transfer this Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _______________	__________________________________________ (Signature of Registered Holder)

CERTIFICATION OF STATUS OF TRANSFEREE
TO BE EXECUTED BY THE TRANSFEREE OF THIS WARRANT

The undersigned transferee hereby certifies to the registered holder of this Warrant and to AEROGROW INTERNATIONAL, INC. that the transferee is an “Accredited Investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended.

Dated: _______________	__________________________________________ (Signature of Transferee)